CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------




We hereby consent to the reference to our Firm under the heading "Independent Auditors" in the Registration Statement on Form N-1A of the Merrimac Series, which appears in such Registration Statement.





PricewaterhouseCoopers LLP


Boston, Massachusetts
April 13, 2000